UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Chartered Semiconductor Manufacturing Ltd.

(Exact name of registrant as specified in its charter)

Republic of Singapore	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

60 Woodlands Industrial Park D, Street 2, Singapore	738406
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Rights to subscribe for American Depositary Shares	NASDAQ Global Select Market
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates (if applicable): Not applicable
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE
EXHIBIT INDEX

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
     Chartered Semiconductor Manufacturing Ltd. (the “Registrant”) hereby incorporates by reference the description of the securities to be registered hereunder set forth under the headings “Summary of the Offering,” “The Offering” and “Taxation” in the Registrant’s Prospectus Supplement dated March 11, 2009 to Prospectus dated March 9, 2009 filed on March 11, 2009 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.	Exhibits.
1.	Memorandum and Articles of Association of the Registrant submitted as Exhibit 99.1 to the Registrant’s Current Report on Form 6-K (File No. 000-27811), as submitted to the Securities and Exchange Commission (the “SEC”) on August 2, 2007, which exhibit is incorporated herein by reference.

2.	Deposit Agreement dated November 4, 1999 by and among the Registrant, Citibank, N.A. and the holders and beneficial owners of American Depositary Shares (“ADSs”) evidenced by American Depositary Receipts (“ADRs”) issued thereunder (including as an exhibit, the form of American Depositary Receipt) submitted as Exhibit 4 to the Registrant’s Current Report on Form 6-K (File No. 000-27811), as submitted to the SEC on November 23, 1999, which exhibit is incorporated herein by reference.

3.	Letter Agreement dated September 26, 2007 by and between the Registrant and Citibank, N.A., supplementing the Deposit Agreement dated November 4, 1999 by and among the Registrant, Citibank, N.A. and the holders and beneficial owners of ADSs evidenced by ADRs issued thereunder submitted as Exhibit 99.1 to the Registrant’s Third Quarterly Report on Form 6-K (File No. 000-27811), as submitted to the SEC on November 7, 2007, which exhibit is incorporated herein by reference.

4.	Rights Agency Agreement dated March 9, 2009, by and between the Registrant and Citibank, N.A, as ADS rights agent, with respect to the services to be provided by the ADS rights agent in connection with the rights offering submitted as Exhibit 4.11 to the Registrant’s Current Report on Form 6-K (File No. 000-27811), as submitted to the SEC on March 11, 2009, which exhibit is incorporated herein by reference.

5.	The form of ADS Rights Certificate, the Instructions Booklet for ADS Rights Certificates Representing ADS Rights of Chartered Semiconductor Manufacturing Ltd., the Letter to Shareholders and ADS Holders, the Securities Dealer Letter, the Client Letter and the tax form W-9, each in connection with the Registrant’s rights offering and submitted as Exhibits 4.9, 4.10, 99.1, 99.2, 99.3 and 99.4, respectively, to the Registrant’s Current Report on Form 6-K (File No. 000-27811), as submitted to the SEC on March 11, 2009, which exhibits are incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Chartered Semiconductor Manufacturing Ltd.

Date:	March 19, 2009

By:	/s/ George Thomas
Name:	George Thomas
Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
1.	Memorandum and Articles of Association of the Registrant submitted as Exhibit 99.1 to the Registrant’s Current Report on Form 6-K (File No. 000-27811), as submitted to the SEC on August 2, 2007, which exhibit is incorporated herein by reference.

2.	Deposit Agreement dated November 4, 1999 by and among the Registrant, Citibank, N.A. and the holders and beneficial owners of ADSs evidenced by ADRs issued thereunder (including as an exhibit, the form of American Depositary Receipt) submitted as Exhibit 4 to the Registrant’s Current Report on Form 6-K (File No. 000-27811), as submitted to the SEC on November 23, 1999, which exhibit is incorporated herein by reference.

3.	Letter Agreement dated September 26, 2007 by and between the Registrant and Citibank, N.A., supplementing the Deposit Agreement dated November 4, 1999 by and among the Registrant, Citibank, N.A. and the holders and beneficial owners of ADSs evidenced by ADRs issued thereunder submitted as Exhibit 99.1 to the Registrant’s Third Quarterly Report on Form 6-K (File No. 000-27811), as submitted to the SEC on November 7, 2007, which exhibit is incorporated herein by reference.

4.	Rights Agency Agreement dated March 9, 2009, by and between the Registrant and Citibank, N.A, as ADS rights agent, with respect to the services to be provided by the ADS rights agent in connection with the rights offering submitted as Exhibit 4.11 to the Registrant’s Current Report on Form 6-K (File No. 000-27811), as submitted to the SEC on March 11, 2009, which exhibit is incorporated herein by reference.

5.	The form of ADS Rights Certificate, the Instructions Booklet for ADS Rights Certificates Representing ADS Rights of Chartered Semiconductor Manufacturing Ltd., the Letter to Shareholders and ADS Holders, the Securities Dealer Letter, the Client Letter and the tax form W-9, each in connection with the Registrant’s rights offering and submitted as Exhibits 4.9, 4.10, 99.1, 99.2, 99.3 and 99.4, respectively, to the Registrant’s Current Report on Form 6-K (File No. 000-27811), as submitted to the SEC on March 11, 2009, which exhibits are incorporated herein by reference.